                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K


               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    May 31, 1996
                                                  ------------------


                             TOWER AUTOMOTIVE, INC.
- --------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Delaware                      0-24644                   41-1746238
- ----------------------------    -----------------------      ------------------
(State or other jurisdiction    (Commission File Number)      (I.R.S. Employer
     of incorporation)                                       Identification No.)



4508 IDS Center, Minneapolis, Minnesota                                    55402
- --------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip Code)


Registrant's telephone number, including area code:               (612) 342-2310
                                                                  --------------

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On May 31, 1996, pursuant to the Stock Purchase Agreement dated May 31, 1996 among the Registrant, the Registrant's wholly owned subsidiary, R.J. Tower Corporation, a Michigan corporation ("Tower"), and MascoTech, Inc., a Delaware corporation ("MascoTech"), Tower acquired from MascoTech all of the issued and outstanding capital stock of MascoTech Stamping Technologies, Inc., a Delaware corporation ("MSTI"). MSTI's assets are located in Rochester Hills, Michigan, Kendallville, Indiana, Upper Sandusky, Ohio and Bluffton, Ohio.

     MSTI is engaged in the design, manufacturing, marketing and sales of stampings used in chassis and suspension systems by North American car, mini-van, and light truck manufacturers. The Registrant intends to continue to use MSTI's assets in substantially the same manner as they were used prior to the acquisition.

     The aggregate purchase price of all of the issued and outstanding capital stock of MSTI was approximately $79 million in cash, stock, and warrants. Contingent consideration of up to $30 million is payable over the next three years if MSTI achieves certain operating results over that period (including a 7% promissary note issued in favor of MascoTech payable approximately one year following the acquisition in an aggregate principal amount of $5.0 million, subject to reduction based on the operating profits of the MSTI facilities for the 12 months following the acquisition). The purchase price was funded through the issuance by Tower of $65 million of Senior Secured Notes and through borrowings under Tower's First Amendment to Third Amended and Restated Credit Agreement (the "Credit Agreement") with Comerica Bank, as agent. The Credit Agreement provides a revolving credit facility of $75 million and letters of credit of approximately $47.4 million. The aggregate purchase price was arrived at through arm's length negotiations between the parties.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a) Financial Statements of Business Acquired. The following financial statements of MSTI are included herein beginning on page F-1:

          Report of Independent Public Accountants

          Statements of Net Assets Acquired as of
               December 31, 1994 and 1995 and unaudited as of March 31, 1996

          Statements of Revenues and Expenses for each of the
               three years in the period ended December 31, 1995
               and unaudited for the three months ended March 31, 1995 and
               1996

          Statements of Cash Flows for each of the three
               years in the period ended December 31, 1995
               and unaudited for the three months ended March 31, 1995 and
               1996

     (b) Unaudited Pro Forma Financial Information. The following unaudited pro forma financial information is included herein beginning on page F-11:

          Introduction

          Unaudited Pro Forma Statements of Operations
               For the year ended December 31, 1995

          Unaudited Pro Forma Statement of Operations
               For the three months ended March 31, 1996

          Notes to Unaudited Pro Forma Statements of Operations

          Unaudited Pro Forma Balance Sheet as of
               March 31, 1996

          Notes to Unaudited Pro Forma Balance Sheet

     (c)  Exhibits.

     +2.1 Stock Purchase Agreement, dated as of May 31, 1996, among Tower Automotive, Inc., R.J. Tower Corporation and MascoTech, Inc.

     *4.1 First Amendment to Third Amended and Restated Credit Agreement, dated as of May 31, 1996, by and among R.J. Tower Corporation, the financial institutions parties thereto and Comerica Bank, as agent.

     *4.2 $39,000,000 Revolving Credit Note, dated as of May 31, 1996, issued by R.J. Tower Corporation, a Michigan corporation, to Comerica Bank.

     *4.3 $18,000,000 Revolving Credit Note, dated as of May 31, 1996, issued by R.J. Tower Corporation, a Michigan corporation, to Bank of America Illinois.

     *4.4 $18,000,000 Revolving Credit Note, dated as of May 31, 1996, issued by R.J. Tower Corporation, a Michigan corporation, to First Bank National Association.

      4.5      [INTENTIONALLY OMITTED]

     *4.6      Joinder Agreement to Amended and Restated Guaranty (Tower Indiana
               Debt) made by MascoTech Stamping Technologies, Inc., a Delaware corporation, in favor of Comerica Bank, as agent.

     *4.7 Joinder Agreement to Amended and Restated Guaranty (Tower Kentucky Debt) made by MascoTech Stamping Technologies, Inc., a Delaware corporation, in favor of Comerica Bank, as agent.

     *4.8 Form of Second Amended and Restated Security Agreement, dated as of May 31, 1996, made by each of R.J. Tower Corporation, a Michigan corporation, R.J. Tower Corporation, a Kentucky corporation, R.J. Tower Corporation, an Indiana corporation, Kalamazoo Stamping and Die Company, a Michigan corporation, Edgewood Manufacturing Corp., a Delaware corporation, in favor of Comerica Bank, as agent.

     *4.9 Amended and Restated Security Agreement, dated as of May 31, 1996, made by Trylon Corporation, a Michigan corporation, in favor of Comerica Bank, as agent.

     *4.10 Form of Second Amended and Restated Mortgage, dated as of May 31, 1996, made by each of R.J. Tower Corporation, a Michigan corporation, R.J. Tower Corporation, an Indiana corporation, Kalamazoo Stamping and Die Company, a Michigan corporation, Edgewood Manufacturing Corp., a Delaware corporation, in favor of Comerica Bank, as agent.

     *4.11 Second Amended and Restated Security Agreement (Third Party Pledge), dated as of May 31, 1996, made by Tower Automotive, Inc., a Delaware corporation, in favor of Comerica Bank, as agent.

     4.12 Intercreditor and Collateral Agency Agreement, dated as of May 31, 1996, among Comerica Bank, Bank of America Illinois, First Bank National Association, Teachers Insurance and Annuity Association of America, Northern Life Insurance Company, Northwestern National Life Insurance Company, Bankers Security Life Insurance Society, Jefferson-Pilot Life Insurance Company and Alexander Hamilton Life Insurance Company of America.

     4.13 Form of R.J. Tower Corporation Note Agreement, dated as of May 31, 1996, between R.J. Tower Corporation and each of Teachers Insurance and Annuity Association of America, Northern Life Insurance Company, Northwestern National Life Insurance Company, Bankers Security Life Insurance Society, Jefferson-Pilot Life Insurance Company and Alexander Hamilton Life Insurance Company of America.

     4.14 Form of 7.65% Senior Secured Notes, Series A , due June 1, 2006, issued by R.J. Tower Corporation to (i) Teachers Insurance and Annuity Association of America in the principal amount of $10 million, (ii) Northern Life Insurance Company in the principal amount of $8.5 million, (iii) Northwestern National Life Insurance Company in the principal amount of $4.0 million, (iv) Bankers Security Life Insurance Society in the principal amount of $2.5 million, (v) Jefferson-Pilot Life Insurance Company in the principal amount of $7.5 million and (vi) Alexander Hamilton Life Insurance Company of America in the principal amount of $7.5 million.

     4.15 7.82% Senior Secured Note, Series B, due June 1, 2008, issued by R.J. Tower Corporation to Teachers Insurance and Annuity Association of America in the principal amount of $25 million.

     4.16 Subsidiaries Guaranty, dated as of May 31, 1996, made by Trylon Corporation, a Michigan corporation, R.J. Tower Corporation, a Kentucky corporation, R.J. Tower Corporation, an Indiana corporation, Kalamazoo Stamping and Die Company, a Michigan corporation, Edgewood Manufacturing Corp., a Delaware corporation and MascoTech Stamping Technologies, Inc., a Delaware corporation, in favor of Teachers Insurance and Annuity Association of America, Northern Life Insurance Company, Northwestern National

               Life Insurance Company, Bankers Security Life Insurance Society, Jefferson-Pilot Life Insurance Company and Alexander Hamilton Life Insurance Company of America.

     4.17 Registration Rights and Voting Agreement, dated as of May 31, 1996, between Tower Automotive, Inc. and MascoTech, Inc.

     4.18 $5 million Promissory Note, dated as of May 31, 1996, issued by R.J. Tower Corporation to MascoTech, Inc.

     4.19 Stock Purchase Warrant, dated as of May 31, 1996, issued by Tower Automotive, Inc. to MascoTech, Inc.

     23.1      Consent of Arthur Andersen LLP.

     99.1      Press release dated May 31, 1996.
 _________________________________

+ The registrant has omitted the exhibits and schedules to the Stock Purchase
  Agreement and agrees to furnish supplementally a copy of such exhibits and schedules to the Commission upon request.

*To be filed by Amendment.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          TOWER AUTOMOTIVE, INC.


Date:  May 31, 1996                       By: /s/ Anthony A. Barone
                                             ------------------------------
                                               Anthony A. Barone
                                               Chief Financial Officer

                            REPORT OF INDEPENDENT
                              PUBLIC ACCOUNTANTS



To MascoTech Stamping Technologies, Inc.:

We have audited the accompanying statements of net assets acquired of MascoTech Stamping Technologies, Inc. as of December 31, 1994 and 1995, and the related statements of revenues and expenses and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

These financial statements have been prepared to reflect the operations of MascoTech Stamping Technologies, Inc. acquired pursuant to the Stock Purchase Agreement discussed in Note 1 and are not intended to be a complete presentation of MascoTech Stamping Technologies, Inc.'s assets and liabilities, revenues and expenses or cash flows.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets acquired of MascoTech Stamping Technologies, Inc. pursuant to the Stock Purchase Agreement discussed in Note 1 as of December 31, 1994 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.



                              ARTHUR ANDERSEN LLP


Minneapolis, Minnesota,
 May 31, 1996

                     MASCOTECH STAMPING TECHNOLOGIES, INC.
                       STATEMENTS OF NET ASSETS ACQUIRED

                            (Amounts in thousands)


                                                                    December 31,
                                                           -----------------------------   March 31,
                                                                1994           1995           1996
                                                           -------------- -------------- --------------
                ASSETS                                                                    (unaudited)

CURRENT ASSETS:
 Cash                                                         $     92       $    322       $    196
 Accounts receivable, net of reserves of $375, $712
  and $831                                                      18,725         22,872         26,476
 Inventories                                                     7,350          7,599          6,041
 Prepaid customer tooling and other                             10,078          2,111          3,685
 Deferred income tax benefit                                     2,027          1,775          1,775
                                                           -------------- -------------- --------------
  Total current assets                                          38,272         34,679         38,173
                                                           -------------- -------------- --------------

PROPERTY, PLANT AND EQUIPMENT, at cost:
 Land                                                              548            548            548
 Buildings and improvements                                     10,652         11,452         11,452
 Machinery and equipment                                        35,692         49,336         50,053
 Construction in progress                                       10,121          7,313          7,139
                                                           -------------- -------------- --------------
                                                                57,013         68,649         69,192
 Less-Accumulated depreciation                                 (16,233)       (19,341)       (20,545)
                                                           -------------- -------------- --------------
  Net property, plant and equipment                             40,780         49,308         48,647
                                                           -------------- -------------- --------------

GOODWILL AND OTHER ASSETS, net                                  49,443         47,795         47,383
                                                           -------------- -------------- --------------
  Total assets                                                 128,495        131,782        134,203
                                                           -------------- -------------- --------------

                LIABILITIES

CURRENT LIABILITIES:
 Accounts payable                                               32,012         26,936         22,019
 Accrued compensation costs                                      3,215          3,242          2,847
 Other accrued liabilities                                         937          2,483          4,600
                                                           -------------- -------------- --------------
  Total current liabilities                                     36,164         32,661         29,466

OTHER LONG-TERM LIABILITIES                                        327            444            450
DEFERRED INCOME TAXES                                            5,513          6,555          6,555
COMMITMENTS AND CONTINGENCIES (Note 5)
                                                           -------------- -------------- --------------
  Total liabilities                                             42,004         39,660         36,471
                                                           -------------- -------------- --------------

NET ASSETS ACQUIRED                                           $ 86,491       $ 92,122       $ 97,732
                                                           ============== ============== ==============




       The accompanying notes are an integral part of these statements.

                     MASCOTECH STAMPING TECHNOLOGIES, INC.
                      STATEMENTS OF REVENUES AND EXPENSES

                            (Amounts in thousands)

                                                           For The Year Ended                        For the Three Months
                                                              December 31,                              Ended March 31,
                                             -----------------------------------------------     ----------------------------
                                                 1993             1994             1995               1995          1996
                                             -------------    -------------    -------------     ------------    ------------
                                                                                                          (unaudited)
Revenues                                      $102,610          $125,439          $152,895          $38,806         $42,361

Cost of sales                                   93,627           122,038           136,592           35,172          36,638
                                             -------------    -------------    -------------     ------------    ------------

 Gross profit                                    8,983             3,401            16,303            3,634           5,723

Selling, general and administrative expenses     6,122             8,154             8,054            2,104           1,998

Amortization expense                             1,638             1,638             1,638              410             410
                                             -------------    -------------    -------------     ------------    ------------

 Revenues over (under) expenses before
   provision (benefit) for income taxes          1,223            (6,391)            6,611            1,120           3,315

Provision (benefit) for income taxes             1,158            (1,776)            3,330              610           1,490
                                             -------------    -------------    -------------     ------------    ------------

 Revenues over (under) expenses               $     65          $ (4,615)         $  3,281          $   510        $  1,825
                                             =============    =============    =============     ============    ============


       The accompanying notes are an integral part of these statements.

                     MASCOTECH STAMPING TECHNOLOGIES, INC.

                           STATEMENTS OF CASH FLOWS

                            (Amounts in thousands)


                                                                                   For the Three Months Ended
                                               For the Years Ended December 31,            March 31,
                                               --------------------------------    --------------------------
                                                 1993       1994       1995          1995              1996
                                               --------   --------   ---------     --------          --------
                                                                                           (unaudited)
OPERATING ACTIVITIES:
 Net income (loss)                              $    65   $ (4,615)  $  3,281      $    510          $ 1,825
 Adjustments to reconcile net income (loss) to
   net cash provided by (used for) operating
   activities:
     Depreciation and amortization                3,354      3,677      5,036         1,066            1,344
     Deferred income tax provision (benefit)        563       (102)     1,294            -                -
     Changes in other operating items -
        Accounts receivable                      (8,106)      (794)    (4,147)       (7,447)          (3,604)
        Inventories                               2,162     (2,352)      (249)        1,040            1,558
        Prepaid customer tooling and other        3,373    (11,452)     7,862        (3,087)          (1,574)
        Accounts payable, accrued liabilities
          and other                               4,203     21,633     (3,385)       (4,872)          (3,191)
                                                -------   --------   --------      --------          -------

          Net cash provided by (used for)
            operating activities                  5,614      5,995      9,692       (12,790)          (3,642)
                                                -------   --------   --------      --------          -------

INVESTING ACTIVITIES:
 Capital expenditures, net                       (8,761)   (15,417)   (11,915)       (2,342)            (271)
                                                -------   --------   --------      --------          -------

FINANCING ACTIVITIES:
 Net advances from MascoTech, Inc.                3,286      8,321      2,453        15,040            3,787
                                                -------   --------   --------      --------          -------

NET CHANGE IN CASH                                  139     (1,101)       230           (92)            (126)

CASH:
 Beginning of period                              1,054      1,193         92            92              322
                                                -------   --------   --------      --------          -------

 End of period                                  $ 1,193   $     92   $    322      $    -            $   196
                                                =======   ========   ========      ========          =======

       The accompanying notes are an integral part of these statements.

                     MASCOTECH STAMPING TECHNOLOGIES, INC.
                         NOTES TO FINANCIAL STATEMENTS

               (INFORMATION AS OF AND FOR THE THREE MONTH PERIODS
                  ENDED MARCH 31, 1995 AND 1996 IS UNAUDITED)


1.   ORGANIZATION AND BASIS OF PRESENTATION:

     During the periods presented, MascoTech Stamping Technologies, Inc. (MSTI - a Delaware corporation) was a wholly owned subsidiary of MascoTech, Inc. (MascoTech or the Parent). On May 31, 1996, all of the outstanding common stock of the Company was acquired by R.J. Tower Corporation (R.J. Tower), a wholly owned subsidiary of Tower Automotive, Inc. (See Note 7) pursuant to the terms of a Stock Purchase Agreement (the Acquisition.) Prior to the Acquisition and during the years presented, MSTI divested of certain operations. The accompanying financial statements reflect the assets acquired and liabilities assumed, revenues and expenses and cash flows of the operations conducted by MSTI acquired by R.J. Tower as of the date of the Acquisition. This presentation is intended to provide a more meaningful representation of the historical financial information of the acquired operations and is not intended to represent a presentation of the financial position and results of operations of MSTI. The operations included in the accompanying financial statements are referred to herein as the Company. The accompanying financial statements have not been adjusted to reflect the effects of the Acquisition.

     The accompanying statement of net assets acquired as of March 31, 1996, and the statements of revenues and expenses and cash flows for the three month periods ended March 31, 1995 and 1996, are unaudited. In the opinion of management, such financial statements include all adjustments, consisting solely of normal recurring adjustments, necessary for a fair presentation of results for these interim periods. The revenues and expenses for the three-month period ended March 31, 1996 are not necessarily indicative of results to be expected for the entire year.

     The Company is a manufacturer and supplier of stamped chassis and suspension components and assemblies for the North American automotive industry and has three manufacturing facilities.

2.   SIGNIFICANT ACCOUNTING POLICIES:

     Arrangements with Affiliates:

     During the periods presented, the Company provided certain services to other entities which were affiliated through common ownership or which had previously been wholly owned subsidiaries of MSTI that were sold prior to the Acquisition. One of these affiliates was Trylon Corporation which was acquired by R.J. Tower in January 1996. These services consisted of the performance of accounting and treasury functions, maintenance of management information systems, product engineering and assistance with other administrative matters. In addition, a division of the Company designed, developed and manufactured customer tooling on behalf of these affiliates for use in their manufacturing operations. Certain other services were provided to the Company and these affiliates by MascoTech and its affiliate, Masco Corporation (Masco - see Note 6 for further discussion of these arrangements).

     Through the course of providing services to these affiliates, information related to amounts receivable from customers, obligations to vendors and costs incurred in the development and manufacture of customer tooling were maintained by MSTI on a commingled basis during certain periods. In the preparation of the accompanying financial statements, it was determined that it was not practicable to specifically identify such amounts which related solely to the Company. Accordingly, the amounts presented in the accompanying financial statements related to these matters reflect estimates, which management believes were reasonable and appropriate in the circumstances, of the portion of such balances which were associated with the acquired operations. Management does not believe that such estimates would differ materially from actual amounts had it been practicable to specifically identify such actual amounts.

     Inventories:

     Inventories are valued at the lower of first-in, first-out cost or market. Inventories consisted of the following (in thousands):

                                      December 31,
                                  -------------------    March 31,
                                   1994        1995        1996
                                  -------     -------    ---------
                Raw materials     $ 3,473     $ 1,676     $ 1,008
                Work in process     1,468       3,481       3,031
                Finished goods      2,409       2,442       2,002
                                  -------     -------     -------
                                  $ 7,350     $ 7,599     $ 6,041
                                  =======     =======     =======

     Prepaid Customer Tooling:

     Prepaid customer tooling represents costs incurred by the Company in the development of new tooling used in the manufacture of the Company's products. Once customer approval is obtained for the manufacture of a new product, the Company is entitled to be reimbursed by the customer for the cost of the tooling, at which time the tooling becomes the property of the customer.

     Property, Plant and Equipment:

     Property, plant and equipment are stated at cost. For financial reporting purposes, depreciation and amortization are provided using the straight-line method over the following estimated useful lives:

               Buildings and improvements  20 to 40 years
               Machinery and equipment      3 to 15 years

     Accelerated depreciation methods are used for tax reporting purposes.

     Maintenance and repairs are charged to expense as incurred. Major improvements which extend the useful life of the related item are capitalized and depreciated. The cost and accumulated depreciation of property, plant and equipment retired or otherwise disposed of are removed from the related accounts, and any residual values are charged or credited to income.

     Goodwill and Other Assets:

     Goodwill represents the excess of consideration paid over the fair value of the net assets acquired in the Company's previous acquisitions and is being amortized on a straight-line basis over 40 years. Goodwill is presented net of accumulated amortization of $16,244,000, $17,882,000 and $18,292,000 at December 31, 1994 and 1995 and March 31, 1996. At each balance sheet date, management assesses whether there has been a permanent impairment of goodwill by comparing anticipated undiscounted future cash flows from operating activities with the carrying amount of goodwill. Based on this assessment, there was no impairment of goodwill at December 31, 1995.
     Other assets were not significant during any period presented.

     Income Taxes:

     The Company accounts for income taxes under the liability method, whereby deferred income taxes are recognized at currently enacted income tax rates to reflect the tax effect of temporary differences between the financial reporting and tax bases of assets and liabilities.

     Use of Estimates:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Such estimates relate primarily to the carrying amounts of accounts receivable, inventories and customer tooling balances and to the determination of account balances which were maintained by the Company on a commingled basis with certain affiliates, as discussed above. The ultimate results could differ from those estimates.

3.   MAJOR CUSTOMERS:

     The Company sells its products directly to automobile manufacturers and their direct suppliers. Following is a summary of customers that accounted for more than 10% of revenues:


                                                Three Months Ended
                    Year Ended December 31,         March 31,
                    ----------------------      ------------------
                    1993     1994     1995       1995       1996
                    ----     ----     ----      ------     -------
     Ford           63%      62%      68%        62%         73%

     Chrysler        6%       7%       9%        13%         10%


     Receivables from these customers represented 74% and 78% of total accounts receivable at December 31, 1994 and 1995, and 67% at March 31, 1996.

4.   INCOME TAXES:

     MSTI's results of operations are included in the consolidated federal income tax returns of MascoTech while separate income tax returns are filed for state income tax purposes. As a result, all tax payments are made by MascoTech. The provisions for income taxes in the accompanying statements of revenues and expenses for the years ended December 31, 1993, 1994, and 1995, and for the three-month periods ended March 31, 1995 and 1996 were computed on a separate-company basis as if the Company had filed separate federal tax returns.

     The income tax provision (benefit) consisted of the following (in thousands):

                                                                           For the Three Months
                                           Year Ended December 31,           Ended March 31,
                                        ------------------------------     --------------------
                                         1993        1994        1995       1995         1996
                                        ------     -------      ------     ------      ---------
     Currently payable (receivable)     $  595     $(1,674)     $2,036       $610       $1,490
     Deferred income tax
      provision (benefit)                  563        (102)      1,294         -            -
                                        ------     -------      ------       ----       ------
                                        $1,158     $(1,776)     $3,330       $610       $1,490
                                        ======     =======      ======       ====       ======


     The deferred income tax provision (benefit) consisted of the following (in thousands):


                                    For the Year Ended December 31,
                                   ----------------------------------
                                     1993         1994         1995
                                   --------     --------     --------
     Depreciation lives and
      methods                       $(185)       $ 205        $  970
     Reserves and accruals not
      currently deductible            695         (366)          233
     Other, net                        53           59            91
                                    -----        -----        ------
     Net deferred income
      tax provision (benefit)       $ 563        $(102)       $1,294
                                    =====        =====        ======


     There was no deferred income tax provision (benefit) for the three month periods ended

     March 31, 1995 and 1996.

     A reconciliation of the income tax provision (benefit) computed at statutory rates to the reported income tax provision (benefit) is as follows (in thousands):

                                                            For the Three Months
                           For the Year Ended December 31,     Ended March 31,
                           -------------------------------  --------------------
                              1993       1994       1995       1995      1996
                            --------   --------    ------     ------    ------
Taxes at federal
   statutory rates          $  428     $(2,237)    $2,314      $392     $1,160
State income taxes, net of
  federal benefit               61        (128)       330        56        166
Effect of permanent
  differences, primarily
  goodwill amortization        669         589        686       162        164
                            ------     -------     ------      ----     ------
Provision (benefit) for
  income taxes              $1,158     $(1,776)    $3,330      $610     $1,490
                            ======     =======     ======      ====     ======


     A summary of the net deferred income tax benefit (liability) is as follows (in thousands):

                                                     December 31,
                                                  ------------------   March 31,
                                                   1994       1995       1996
                                                  -------    -------   ---------
     Reserves and accruals not currently
      deductible                                  $ 2,041    $ 1,809    $ 1,809
     Other                                            (14)       (34)       (34)
                                                  -------    -------    -------
     Net current deferred income tax benefit      $ 2,027    $ 1,775    $ 1,775
                                                  =======    =======    =======

     Depreciation lives and methods               $(5,842)   $(6,811)   $(6,811)
     Other                                            329        256        256
                                                  -------    -------    -------
     Net long-term deferred income tax liability  $(5,513)   $(6,555)   $(6,555)
                                                  =======    =======    =======

5.   COMMITMENTS AND CONTINGENCIES:

     Employee Benefit Plans:

     During the periods presented, employees of the Company were eligible to participate in a variety of employee benefit plans sponsored by the Parent. Participation in these plans was subject to certain eligibility conditions.

     The Parent sponsors retirement savings plans which provide qualified employees the opportunity to defer a portion of their salary on a before-tax basis. The Company may match a portion of these contributions, at its discretion. No matching contributions were made during any period presented in the accompanying financial statements.

     The Company may also make discretionary contributions on behalf of certain of its salaried employees to profit-sharing plans sponsored by the Parent. Such contributions which have been charged to expense in the accompanying statements of revenues and expenses were $288,000 during the year ended December 31, 1995 and $94,000 and $117,000 during the three-month periods ended March 31, 1995 and 1996. Such amounts were not significant during the other periods presented.

     Certain of the Company's employees also participate in plans sponsored by the Parent which provide for future benefit payments which are determined on a formula basis dependent upon such factors as years of service and specified benefit levels. The Parent, as sponsor of these plans, has ultimate responsibility for payment of these benefits and charges the Company a predetermined amount related to those employees of the Company that participate in these plans. Amounts charged to the Company relative to these plans which have been reflected as expense in the accompanying statements of revenues and expenses were $525,000, $689,000 and $675,000 during the years ended December 31, 1993, 1994 and 1995, and $170,000 and $185,000 during the three month periods ended March 31, 1995 and 1996.

     In connection with the Acquisition, all benefits earned by the Company's employees through the acquisition date under the plans described above remained the responsibility of MascoTech and those employees are eligible to participate in the employee benefit plans, if any, maintained by the Company following the acquisition.

     In addition to the above plans, certain hourly and salaried employees at one of the Company's manufacturing facilities are entitled to receive medical and life insurance benefits upon their retirement, if they meet specified eligibility requirements, under the terms of a plan sponsored by MascoTech. During all periods presented in the accompanying financial statements, MascoTech was responsible for providing these benefits. Accordingly, no liability has been recognized in the financial statements of the Company associated with these obligations. In connection with the Acquisition, R.J. Tower agreed to assume this obligation and will record it as part of the purchase. As of December 31, 1995, the estimated accumulated benefit obligation associated with these employees was not significant.

     Environmental and Legal Matters:

     Due to the nature of its business, the Company may, from time to time, be exposed to potential liabilities to clean up environmental contaminants. In addition, the Company is periodically involved in legal proceedings during the ordinary course of business. In the opinion of management, such matters are not expected to have a material impact on the Company's future operating results or financial position.

6.   RELATED PARTY TRANSACTIONS:

     Prior to the acquisition of the Company by R.J. Tower, Masco and the Parent provided certain administrative services to the Company, and the Company engaged in certain transactions with Masco, MascoTech and its subsidiaries. Such services and transactions included the following:

     . Cash management functions related to the collection of amounts receivable from customers and the funding of payments made to vendors.

     . The purchase and sale of certain manufactured products between the Company and other MascoTech operations.

     . Participation in insurance programs and selected employee benefit plans which were sponsored by the Parent.

     Charges for the Company's respective share of the amounts related to its participation in common programs with the Parent and its subsidiaries are reflected as a component of operating expenses in the accompanying statements of revenues and expenses. Under the terms of these arrangements, the Company pays fees to MascoTech, and MascoTech, in turn, pays fees to Masco for services such as those discussed above. Such fees, which are determined principally as a percentage of sales, totaled $1,791,000, $2,922,000 and $3,572,000 during the years ended December 31,
     1993, 1994 and 1995, and $867,000 and $617,000 during the three month periods ended March 31, 1995 and 1996.

7.   ACQUISITION BY R.J. TOWER:

     Effective May 30, 1996, all of the outstanding common stock of the Company was acquired by R.J. Tower (see discussion in Note 1). Terms of the Stock Purchase Agreement provided for the purchase of the common stock for consideration of approximately $55 million in cash, 785,000 shares of Tower Automotive, Inc. common stock, a one-year promissory note in the amount of $5 million bearing interest at 7% and warrants to acquire 200,000 common shares of Tower Automotive, Inc. at $18 per share. Payment of the one-year promissory note is contingent upon the Company achieving certain operating results during the first year following the acquisition. In addition, MascoTech may receive additional cash consideration of up to $25 million if the Company achieves certain operating results during the three years following the completion of the acquisition. Subsequent to this acquisition, the operations of the Company will be continued by R.J. Tower. The acquisition of the Company will be accounted for by R.J. Tower as a purchase and, accordingly, the Company's assets and liabilities will be recorded at their fair values as of the acquisition date.

                   UNAUDITED PRO FORMA FINANCIAL STATEMENTS

  The following Unaudited Pro Forma Statement of Operations for the year ended December 31, 1995 gives effect to Tower's acquisition of Trylon Corporation (including related financing transactions), which was completed on January 16, 1996 and the acquisition of MSTI (including related financing transactions) as if such transactions had occurred on January 1, 1995. The following Unaudited Pro Forma Statement of Operations for the three months ended March 31, 1996 gives effect to the acquisition of MSTI (including related financing transactions) as if such transaction had occurred on January 1, 1996. Tower acquired Trylon on January 16, 1996. Results of operations of Trylon for the period from January 1, 1996 through the acquisition date are not material and therefore have not been included in the Registrant's results of operations for the three-month period ended March 31, 1996.

  The information included in the Unaudited Pro Forma Balance Sheet as of March 31, 1996 reflects the acquisition of MSTI (including related financing transactions) as if such transaction occurred on such date. The historical financial statements of the Registrant as of March 31, 1996 already reflect the acquisition of Trylon.

  In connection with the acquisition of MSTI, Tower has committed to make additional earn-out payments if certain operating targets are achieved by the MSTI facilities in the first three years following the acquisition. The Unaudited Pro Forma Financial Statements do not include any amounts related to such payments as a result of their contingent nature.

  The unaudited pro forma financial data presented herein are based on the assumptions and adjustments described in the accompanying notes. The Unaudited Pro Forma Statements of Operations do not purport to represent what the Registrant's results of operations actually would have been if the events described above had occurred as of the dates indicated or what such results will be for any future periods. The Unaudited Pro Forma Financial Statements are based upon assumptions and adjustments that the Registrant believes are reasonable. The Unaudited Pro Forma Financial Statements and the accompanying notes should be read in conjunction with the historical financial statements of the Registrant, Trylon and MSTI, including the notes thereto.

                  UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1995
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                              THE                            PRO FORMA
                         REGISTRANT (1) TRYLON (2)   MSTI   ADJUSTMENTS    PRO FORMA
                         -------------- ---------  -------- -----------    ---------
STATEMENT OF OPERATIONS
 DATA:
 Revenues...............    $222,801     $47,911   $152,895                $423,607
 Cost of sales..........     185,388      41,315    136,592       100 (3)   363,770
                                                                  375 (4)
                            --------     -------   --------   -------      --------
 Gross profit...........      37,413       6,596     16,303      (475)       59,837
 Selling, general and
  administrative
  expenses..............      14,308         700      8,054                  23,062
 Amortization expense...       1,185         372      1,638       (32)(5)     2,497
                                                                 (666)(6)
                            --------     -------   --------   -------      --------
 Operating income.......      21,920       5,524      6,611       223        34,278
 Interest expense, net..       1,799          --         --     2,000 (7)     8,207
                                                                4,408 (8)
                            --------     -------   --------   -------      --------
 Income before
  provision for income
  taxes.................      20,121       5,524      6,611    (6,185)       26,071
 Provision for income
  taxes.................       8,050       2,296      3,330    (3,247)(9)    10,429
                            --------     -------   --------   -------      --------
   Net income...........    $ 12,071     $ 3,228   $  3,281   $(2,938)     $ 15,642
                            ========     =======   ========   =======      ========
   Net income applicable
    to common
    stockholders........    $ 12,247     $ 3,228   $  3,281   $(2,938)     $ 15,818
                            ========     =======   ========   =======      ========
   Net income per common
    and common
    equivalent share....    $   1.05                                       $   1.27
   Weighted average
    common and common
    equivalent shares
    outstanding.........      11,697                              785 (10)   12,482

    See accompanying notes to unaudited pro forma statements of operations.

                  UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS

                   FOR THE THREE MONTHS ENDED MARCH 31, 1996
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                        THE              PRO FORMA
                                     REGISTRANT  MSTI   ADJUSTMENTS   PRO FORMA
                                     ---------- ------- -----------   ---------
STATEMENT OF OPERATIONS DATA:
 Revenues...........................  $68,921   $42,361               $111,282
 Cost of sales......................   58,406    36,638     (400)(11)   94,744
                                                             100 (4)
                                      -------   -------    -----      --------
 Gross profit.......................   10,515     5,723      300        16,538
 Selling, general and
  administrative expenses...........    3,514     1,998                  5,512
 Amortization expense...............      375       410     (161)(6)       624
                                      -------   -------    -----      --------
 Operating income...................    6,626     3,315      461        10,402
 Interest expense, net..............    1,308       --     1,119 (8)     2,427
                                      -------   -------    -----      --------
 Income before provision for income
  taxes.............................    5,318     3,315     (658)        7,975
 Provision for income taxes.........    2,130     1,490     (430)(9)     3,190
                                      -------   -------    -----      --------
   Net income.......................  $ 3,188   $ 1,825    $(228)     $  4,785
                                      =======   =======    =====      ========
   Net income applicable to common
    stockholders....................  $ 3,232   $ 1,825    $(228)     $  4,829
                                      =======   =======    =====      ========
   Net income per common and common
    equivalent share................  $  0.28                         $   0.39
   Weighted average common and
    common equivalent shares
    outstanding.....................   11,733                785 (10)   12,518




    See accompanying notes to unaudited pro forma statements of operations.

             NOTES TO UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS

(1) Represents the results of operations of the Registrant for the year ended December 31, 1995. Beginning in 1996, the Registrant began classifying certain engineering expenses that were previously classified as selling, general and administrative expenses as cost of sales. These engineering expenses incurred in 1995 have been reclassified to cost of sales to be consistent with the 1996 presentation. This reclassification had no effect on previously reported operating income or net income.
(2) Represents the results of operations of Trylon for the year ended December 31, 1995. The Registrant acquired Trylon on January 16, 1996. Results of operations of Trylon for the period from January 1, 1996 through the acquisition date are not material and therefore have not been included in the Unaudited Pro Forma Consolidated Statement of Operations for the three months ended March 31, 1996.
(3) Represents the change in depreciation expense resulting from adjustments to the depreciable lives of property, plant and equipment of Trylon to their estimated useful lives at the time of their acquisition and from adjustments to value such property, plant and equipment at fair value as of the date of acquisition.
(4) Represents the net periodic postretirement benefit cost associated with the postretirement benefit obligation assumed in connection with the acquisition of MSTI.
(5) Represents amortization of goodwill arising from the acquisition of Trylon, net of amortization of goodwill previously recorded by Trylon which has been eliminated. Goodwill will be amortized on a straight-line basis over a forty year period.
(6) Represents amortization of goodwill arising from the acquisition of MSTI, net of amortization of goodwill previously recorded by MSTI which has been eliminated. Goodwill will be amortized on a straight-line basis over a forty year period.
(7) Represents incremental interest expense arising from indebtedness incurred in connection with the acquisition of Trylon. Interest expense was calculated using the weighted average interest rate on the borrowings incurred to fund the acquisition.
(8) Represents incremental interest expense arising from indebtedness incurred in connection with the acquisition of MSTI. Interest expense was calculated using the weighted average interest rate on the borrowings incurred to fund the acquisition.
(9) To adjust the provision for income taxes on a pro forma basis to reflect the Company's incremental tax rate of 40%.
(10) Represents the shares of Common Stock issued to MascoTech in connection with the acquisition of MSTI.
(11) Represents the change in depreciation expense resulting from adjustments to the depreciable lives of property, plant and equipment of MSTI to their estimated useful lives at the time of their acquisition and from adjustments to value such property, plant and equipment at fair value as of the date of acquisition.

                       UNAUDITED PRO FORMA BALANCE SHEET

                              AS OF MARCH 31, 1996
                                 (IN THOUSANDS)

                                         HISTORICAL
                                     -------------------
                                        THE               PRO FORMA
              ASSETS                 REGISTRANT   MSTI   ADJUSTMENTS    PRO FORMA
              ------                 ---------- -------- -----------    ---------
Current assets:
  Cash and cash equivalents........   $  1,057  $    196  $   (196)(1)  $  1,057
  Accounts receivable..............     53,075    26,476                  79,551
  Inventories......................     14,777     6,041                  20,818
  Other current assets.............      6,826     5,460                  12,286
                                      --------  --------  --------      --------
    Total current assets...........     75,735    38,173      (196)      113,712
Property, plant and equipment, net.    103,234    48,647    (1,000)(2)   150,881
Restricted cash....................     14,593       --                   14,593
Goodwill and other intangible
 assets, net.......................     58,148    47,383    (6,902)(3)    98,629
                                      --------  --------  --------      --------
                                      $251,710  $134,203  $ (8,098)     $377,815
                                      ========  ========  ========      ========
   LIABILITIES AND STOCKHOLDERS'
            INVESTMENT
   -----------------------------
Current liabilities:
  Current maturities of long-term
   debt............................   $  5,730       --   $ (5,000)(4)  $    730
  Accounts payable.................     28,029    22,019                  50,048
  Accrued liabilities..............     15,475     7,447                  22,922
                                      --------  --------  --------      --------
    Total current liabilities......     49,234    29,466    (5,000)       73,700
Long-term debt, net of current
 maturities........................     85,470       --     63,000 (4)   148,470
Other noncurrent liabilities.......     28,019     7,005    10,500 (5)    45,524
                                      --------  --------  --------      --------
Stockholders' investment:
  Preferred stock..................        --        --                      --
  Common Stock.....................        108       --          8 (6)       116
  MSTI Warrants....................        --        --      2,000 (6)     2,000
  Additional paid-in capital.......     63,547       --     19,126 (6)    82,673
  Retained earnings................     25,701       --                   25,701
  Net assets acquired..............        --     97,732   (97,732)(7)       --
  Subscriptions receivable.........       (369)      --                     (369)
                                      --------  --------  --------      --------
    Total stockholders' investment.     88,987    97,732   (76,598)      110,121
                                      --------  --------  --------      --------
                                      $251,710  $134,203  $ (8,098)     $377,815
                                      ========  ========  ========      ========


          See accompanying notes to unaudited pro forma balance sheet.

                  NOTES TO UNAUDITED PRO FORMA BALANCE SHEET
                                (IN THOUSANDS)

(1) To eliminate MSTI cash balances which were not included in the acquisition of MSTI.
(2) To state property, plant and equipment acquired in the acquisition of MSTI at estimated fair value and eliminate historical accumulated depreciation.
(3) To adjust goodwill to the amount recognized in connection with the acquisition of MSTI. The goodwill will be amortized on a straight-line basis over forty years.
(4) To reflect the financing transactions related to the acquisition of MSTI as follows:

      Sources:
       Proceeds from Senior Notes.....................................  $65,000
       Borrowings under the revolving credit facility.................   18,000
                                                                        -------
                                                                        $83,000
                                                                        =======
      Uses:
       Cash paid to MascoTech in connection with the acquisition of
        MSTI..........................................................  $55,000
       Repayment of term loan.........................................   25,000
       Transaction costs..............................................    3,000
                                                                        -------
                                                                        $83,000
                                                                        =======

(5) To record Company management's preliminary estimate of reserves to be established in connection with the acquisition of MSTI including $1,300 of losses to be incurred on sale of products which have costs in excess of selling prices, $5,800 of costs to be incurred to rationalize certain facilities of MSTI, $300 of employee severance and related costs and $3,100 for the estimated accumulated benefit obligation associated with assumed post retirement medical and life insurance benefits of certain MascoTech employees. These reserves have been established based on preliminary estimates. Management does not believe the actual amounts to be incurred will be materially different than the estimated amounts.
(6) To reflect the $19,134 value of the Common Stock and $2,000 value of the warrants issued to MascoTech in connection with the acquisition of MSTI. The warrants were valued using the Black-Scholes option pricing model.
(7) To eliminate the historical stockholder's investment of MSTI.